UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 11, 2009

Golden West Brewing Company, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

945 West 2nd Street Chico, California  95928
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (530) 894-7906

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL PLAN
ITEM 2.06	MATERIAL IMPAIRMENT
ITEM 8.01	OTHER EVENTS
ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Reorganization

In February 2009, Golden West Brewing Company, Inc., a Delaware corporation (the “Company”) undertook an internal reorganization consisting of the following:

The Company’s wholly-owned subsidiary, Golden West Brewing Company, a California corporation (“Golden California”) has been the operating entity that has owned all of the Company’s brands and intellectual  property, and acted as the brewer.  For reasons described later in this Report, in February 2009, Golden California formed and organized a new wholly-owned subsidiary Butte Creek Brands, LLC, a Delaware limited liability company (“Butte Brands”).  Upon such formation, Golden California assigned and transferred to Butte Brands all of the trademarks, servicemarks and intellectual property rights (collectively the “Brands”)of Golden California used in the brewing, marketing and sale of the Company’s craft beers.    In consideration of the transfer of the Brands, Butte Brands issued to Golden California 100% of its outstanding membership interests.

The forgoing reorganization was structured in a manner to qualify as a tax-free reorganization under Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”).

Production Agreement with Mendocino Brewing Company

Effective February 11, 2009, Butte Brands, as the holder of the Brands as a result of the reorganization described above, entered into a Production Agreement with Mendocino Brewing Company, Inc. (the “Production Agreement” and “Mendocino”, respectively), a copy of which is filed as an exhibit to this Report.  Pursuant to the Production Agreement, Mendocino will provide all glass and labor and will brew and bottle all of the Company’s craft beers for a fixed per case price.  Butte Brands will be responsible for providing the recipes, purchasing and supplying all brewing ingredients and packaging materials as well as freight for the finished product. In addition, Butte Brands and Golden California shall continue to be responsible for all marketing, sales and distribution.  The Production Agreement has an initial term of three years.

As a result of the Production Agreement, Golden California will discontinue all brewing operations and will rely exclusively on Mendocino as its sole source of product.  This transition was undertaken in recognition that Golden California has historically been unable to achieve consistent quality and timely brewing, which has resulted in significant operating losses.

Discontinued Operations

Effective February 11, 2009, the Company has discontinued all brewing operations.  It will continue to market, sell and distribute is branded craft beers in the same manner as it operated historically.

As a result of the discontinuation of brewing operations, all operating personnel at the
Chico facility have been terminated, and the brewery closed.  Golden California is in default under the commercial lease agreement covering the brewery facility, and plans to vacate the premises as soon as it can relocate the brewery equipment and machinery. Such brewery equipment will be held for resale and will no longer be used productively.

As a result of these measures, the Company anticipates that it will incur a material impairment of the carried value of these assets, the amount of which has not been determined at this time. In addition, there will be exit costs associated with the discontinued operations which have also not yet been determined.   The Company reserves the right to amend this Report to disclose the estimated impairments and costs that will be associated with this discontinued operation.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit

Item	Title

10.1	Production Agreement

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Golden West Brewing Company, Inc.

Date: February 13, 2009	By: __/s/ John C. Power________ John C. Power CEO & Director

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